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                                                                    Exhibit 99.2

                              ECHELON CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT is made as of the 11th day of September, 2000, by and between Echelon Corporation, a Delaware corporation ("Echelon"), and ENEL S.p.A, a Societa per Azioni incorporated under the laws of Italy ("ENEL").

                                   RECITALS
                                   --------

          WHEREAS, Echelon and ENEL are parties to the Echelon Corporation Common Stock Purchase Agreement, dated as of June 30, 2000 (the "Purchase Agreement") pursuant to which ENEL has agreed to purchase, directly or through one or more companies in the ENEL Group, 3,000,000 shares of Echelon Common Stock (the "Shares");

          WHEREAS, Echelon desires to give the Holders hereunder the same rights and privileges (on a pari passu basis) as the holders of Registrable Securities under the Second Amended and Restated Modification Agreement, dated May 15, 1997 (the "Modification Agreement"), between Echelon and certain holders of its capital stock, as amended by Amendment No. 1 to the Second Amended and Restated Modification Agreement, dated as of the date hereof; by and among Echelon and the "Majority Holders" referred to therein.

          WHEREAS, pursuant to Section 1.8 of the Modification Agreement, Echelon may grant registration rights on a pari passu basis with the rights of the holders thereunder to any holder of Echelon securities; and

          WHEREAS, in order to induce Echelon to enter into the Purchase Agreement and to induce ENEL to invest funds in Echelon pursuant to the Purchase Agreement, ENEL and Echelon hereby agree that this Agreement shall govern the rights of Holders to cause Echelon to register shares of Common Stock held by Holders and certain other matters as set forth herein;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  Registration Rights.  Echelon covenants and agrees as follows:
    -------------------

    1.1  Definitions.  For purposes of this Section 1:
         -----------

         (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (b) "ENEL Group" means ENEL and each company that is an entity "controlled" by ENEL within the meaning of the Exchange Act, as amended.

         (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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         (d)  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Echelon with the Commission.

         (e) "Holder" and "Holders" shall mean (i) ENEL and (ii) any other persons holding Registrable Securities from time to time to whom the rights under this Section 1 have been transferred in accordance with Section 1.11, taken together or individually as the context requires.

         (f) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (g) "Registrable Securities" means any Common Stock issued or issuable to ENEL or any company in the ENEL Group pursuant to the Purchase Agreement; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

         (h) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by Echelon in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel for Echelon, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Echelon which shall be paid in any event by Echelon) and the reasonable fees and disbursements of one counsel for all Holders in the event of a requested registration provided for in
Section 1.2 hereof and in the event of two Company registrations pursuant to
Section 1.3 hereof.

         (i) "Restricted Securities" shall mean any Registrable Securities which constitute "restricted securities" within the meaning of Rule 144 under the Securities Act.

         (j) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (k) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

         1.2  Requested Registration.
              ----------------------

              (a) In case Echelon shall receive from one or more Holders a written request that Echelon effect any registration, qualification or compliance with respect to not less than 1,000,000 shares (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) of Registrable Securities, Echelon will:

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              (i)    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

              (ii) as soon as practicable use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by Echelon within 20 days after receipt of such written notice from Echelon.

          Provided, however, that Echelon shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                     (1) In any particular jurisdiction in which Echelon would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Echelon is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                     (2) During the period starting with the date sixty (60) days prior to Echelon's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of Echelon (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that Echelon is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                     (3) After Echelon has effected three (3) such registrations pursuant to this subparagraph 1.2(a) at the request of one or more Holders, and such registrations have been declared or ordered effective; provided, however, that if a registration request made by any Holder is subsequently withdrawn at any time by the request of such Holder, the Holders shall forfeit their right to one requested registration pursuant to this Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a materially adverse change in the financial condition, business or prospects of Echelon from that known to the Holder or Holders at the time of their request, the withdrawal shall not result in such a forfeit of the Holders' rights to a requested registration pursuant to this Section 1.2;

                     (4) If Echelon shall furnish to such Holder or Holders a certificate signed by the President of Echelon stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Echelon or its stockholders for a registration statement to be filed in the near future, then Echelon's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from any Holder.

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          Subject to the foregoing clauses (1) through (4), Echelon shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of such Holder or Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 1.2 is for a registered public offering involving an underwriting, Echelon shall so advise the Holders as part of the notice given pursuant to
Section 1.2(a). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          Echelon shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by such Holders, but subject to Echelon's reasonable approval. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then Echelon shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and any other participating holder or holders, if any, at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Echelon or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to Echelon, the managing underwriter, and all other participating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     1.3  Company Registration.
          --------------------

          (a)  Notice of Registration. If at any time or from time to time
               ----------------------
Echelon shall determine to register any of its securities, either for its own account or the account of a security holder or holders (including any registration requested pursuant to the Modification Agreement), other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, Echelon will:

               (x) promptly give each Holder written notice thereof; and

               (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all

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              the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from Echelon, by any Holder.

              (b)  Underwriting. If the registration of which Echelon gives
                   ------------
     notice is for a registered public offering involving an underwriting, Echelon shall so advise the Holders as a part of the written notice given pursuant to this Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Echelon and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Echelon. Notwithstanding any other provision of this Section 1.3, if the managing underwriter or Echelon determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter or Echelon may limit or exclude entirely the Registrable Securities to be included in such registration. Echelon shall so advise all Holders of the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and any other participating holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and any other participating holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, Echelon may round the number of shares allocated to each Holder and such other participating holders to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Echelon and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

              (c)  Right to Terminate Registration. Echelon shall have the right
                   -------------------------------
     to terminate or withdraw any registration initiated by it under this
     Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          1.4 Registration on Form S-3.
              ------------------------

              (a) If any Holder or Holders holding in the aggregate not less than 5% of the then-outstanding Registrable Securities, request that Echelon file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and Echelon is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, Echelon shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that Echelon shall not be required to effect more than one registration pursuant to this Section 1.4 in any six (6) month period. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

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              (b)  Notwithstanding the foregoing, Echelon shall not be obligated to take any action pursuant to this Section 1.4: (i) in any particular jurisdiction in which Echelon would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Echelon is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if Echelon, within ten (10) days of the receipt of the request of any Holder, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to Echelon's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of Echelon (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that Echelon is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if Echelon shall furnish to such Holder a certificate signed by the President of Echelon stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Echelon or its stockholders for registration statements to be filed in the near future, then Echelon's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

          1.5 Limitations on Subsequent Registration Rights. From and after the
              ---------------------------------------------
     date hereof, Echelon shall not enter into any agreement granting any holder or prospective holder of any securities of Echelon registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder; or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted the Holders hereunder.

          1.6 Expenses of Registration.
              ------------------------

              (a) All Registration Expenses incurred in connection with (i) three (3) registrations pursuant to Section 1.2, and (ii) all registrations pursuant to Section 1.3, shall be borne by Echelon. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. For the avoidance of doubt, the parties hereto agree that Selling Expenses incurred in relation to the exercise of registration rights under this Agreement by a company in the ENEL Group shall be for the account of the company in the ENEL Group exercising such rights.

              (b) All Registration Expenses and Selling Expenses incurred in connection with a registration pursuant to Section 1.4 shall be borne pro rata by the Holder or Holders and any other holders requesting the registration on Form S-3 according to the number of Registrable Securities included in such registration.

          1.7 Registration Procedures. In the case of each registration,
              -----------------------
     qualification or compliance effected by Echelon pursuant to this Section 1, Echelon will keep each Holder

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     advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Echelon will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; and

               (b) Furnish to the Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          1.8  Indemnification.
               ---------------

               (a) Echelon will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Echelon of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Echelon in connection with any such registration, qualification or compliance, and Echelon will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Echelon will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Echelon by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Echelon, each of its directors and officers, each underwriter, if any, of Echelon's securities covered by such a registration statement, each person who controls Echelon or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or


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     alleged omission) to state therein a material fact required to be stated
     therein or necessary to make the statements therein not misleading, and will reimburse Echelon, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Echelon by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder hereunder shall be limited to the proceeds received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 1.7.

               (c) The party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          1.9  Information by Holder. The Holder or Holders of Registrable
               ---------------------
     Securities included in any registration shall furnish to Echelon such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Echelon may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.10 Rule 144 Reporting. With a view to making available the benefits
               ------------------
     of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of Echelon, Echelon agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date

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     that Echelon becomes subject to the reporting requirements of the
     Securities Act or the Exchange Act;

               (b) File with the Commission in a timely manner all reports and other documents required of Echelon under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) Furnish to any Holder, so long as such Holder owns any Restricted Securities, forthwith upon request a written statement by Echelon as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Echelon for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Echelon, and such other reports and documents of Echelon and other information in the possession of or reasonably obtainable by Echelon as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          1.11  Transfer of Registration Rights.
                -------------------------------

                (a) The rights to cause Echelon to register securities granted to Holders under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to Echelon in connection with any transfer or assignment of Registrable Securities by a Holder provided that:
     (x) such transfer may otherwise be effected in accordance with applicable securities laws, and (y) such assignee or transferee acquires at least 100,000 shares of Registrable Securities issued upon conversion thereof (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like). For purposes of this Section 1.11, any company in the ENEL Group shall be deemed a transferee or assignee reasonably acceptable to Echelon.

                (b) As a condition precedent to Echelon's duty hereunder to provide notice to any transferees of Registrable Securities under Section 1.11(a), the transferring Holder shall have provided Echelon written notice of the name and address of such transferee.

          1.12  Termination of Registration Rights. The registration rights
                ----------------------------------
     granted pursuant to this Section 1 shall terminate as to each Holder on the earlier of (i) ten (10) years following the date of this Agreement, or (ii) such time as all Registrable Securities held by such Holders may be freely sold within a given three (3) month period pursuant to Rule 144(k) or any other applicable exemption that allows for the resale of securities free from registration under the Securities Act.

          1.13  Time For Registration. Notwithstanding anything herein, Echelon
                ---------------------
     shall not be obligated to register or take any action to cause or to facilitate the registration of any of the Registrable Securities prior to the Transfer Restriction Expiration Date (as defined in the Purchase Agreement), except in respect of a request made by any Holder within ninety
     (90) days of the third anniversary of the Closing Date (as defined in the Purchase Agreement). For the avoidance of doubt, each Holder shall be entitled to receive all notices under Section 1.3(a).

     2.  Miscellaneous.
         -------------

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          2.1  Governing Law. This Agreement shall be governed in all respects
               -------------
     by the internal laws of the State of California.

          2.2  Successor and Assigns. Except as otherwise provided herein, the
               ---------------------
     provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.3  Entire Agreement; Amendment. This Agreement constitutes the full
               ---------------------------
     and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by Echelon and ENEL.

          2.4  Aggregation of Stock. All shares of Common Stock held or acquired
               --------------------
     by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          2.5  Notices, etc. All notices and other communications required or
               ------------
     permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or internationally recognized courier service addressed (a) if to a Holder, to the address of such Holder as set forth on the records of Echelon, or to such address as such Holder shall have furnished to Echelon in writing, or (b) if to Echelon, one copy shall be sent to 415 Oakmead Parkway, Sunnyvale, California 94086 and addressed to the attention of the President, or at such other address as Echelon shall have furnished to the Holder.

          2.6  Delays or Omissions. Except as expressly provided herein, no
               -------------------
     delay or omission to exercise any right, power, or remedy occurring to any Holder, upon any breach or default of Echelon under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, as of or in any similar breach or default therein occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          2.7  Counterparts. This Agreement may be executed in any number of
               ------------
     counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          2.8  Titles and Subtitles. The titles and subtitles used in this
               --------------------
     Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                        [THIS SPACE INTENTIONALLY BLANK]

The foregoing agreement is hereby executed as of the date first above written.


                                 ECHELON CORPORATION


                                 By: /s/ Oliver R. Stanfield
                                     ----------------------------------------
                                     Oliver R. Stanfield,
                                     Vice President


                                 ENEL S.p.A.


                                 By: ________________________________________
                                     Francesco Tato
                                     Director and Chief Executive Officer

The foregoing agreement is hereby executed as of the date first above written.


                                 ECHELON CORPORATION


                                 By: ________________________________________
                                     Oliver R. Stanfield,
                                     Vice President


                                 ENEL S.p.A.


                                 By: /s/ Francesco Tato
                                     ----------------------------------------
                                     Francesco Tato
                                     Director and Chief Executive Officer